UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 200
West Palm Beach,	Florida	33401
(Address of principal executive offices)		(Zip Code)

(561) 802-4477
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Shares of Beneficial Interest, $0.01 par value	CLDT	New York Stock Exchange
6.625% Series A Cumulative Redeemable Preferred Shares	CLDT-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2026, the board of trustees (the “Board of Trustees”) of Chatham Lodging Trust (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. William P. (Liam) Brown to the Board of Trustees, effective immediately.

Mr. Brown served as Group President, United States and Canada of Marriott International, Inc. (“Marriott”) from January 2021 until his retirement in June 2026. In his role as Group President, he was responsible for the financial management and leadership of all of the Marriott's lodging operations in North and South America, comprising more than 6,000 hotels and a workforce of approximately 160,000 associates. Prior to this role, Mr. Brown served as the President and Managing Director of Europe of Marriott from 2018 to 2019, followed by Group President of Europe, Middle East & Africa of Marriott in 2020. Mr. Brown joined Marriott in 1989 and served as President for Franchising, Owner Services and Managed by Marriott Select Brands, North America from 2012 to 2018. Other key positions previously held by Mr. Brown with Marriott include Chief Operations Officer for the Americas for Select Service & Extended Stay Lodging and Owner & Franchise Services, as well as Senior Vice President and Executive Vice President of Development for Marriott’s Select Service & Extended Stay lodging products. Since September 6, 2024, Mr. Brown has served on the board of EPR Properties (NYSE: EPR), a publicly traded diversified experiential net lease REIT, where he is a member of the Compensation & Human Capital Committee (Chair) and the Nominating/Company Governance Committee.  Mr. Brown also serves on the Executive Committee of the American Hotel and Lodging Association. He holds a Hotel Diploma and Business Degree from the Dublin Institute of Technology, Trinity College and earned his Master of Business Administration from the Robert H. Smith School of Management at the University of Maryland.

Mr. Brown will serve as a trustee of the Company until the Company’s 2027 annual meeting of shareholders and until his successor is duly elected and qualified or until his resignation or removal.

Mr. Brown will receive a one-time initial grant of 5,000 restricted common shares and will also receive compensation paid to the other members of the Board of Trustees and Board committee chairmen, which compensation is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2026, which disclosure will also be updated in the Company’s proxy statement for the 2027 annual meeting as applicable. There were no arrangements or understandings between Mr. Brown and any other person pursuant to which he was selected as a trustee. Mr. Brown has no family relationship with any director or executive officer of the Company.

Item 7.01.	Regulation FD Disclosure.

On September 14, 2026, the Company issued a press release announcing the appointment of Mr. Brown to the Board of Trustees.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description
99.1	Press Release dated September 14, 2026
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

September 14, 2026	By:	/s/ Jeremy Wegner
Name: Jeremy Wegner
Title: Senior Vice President and Chief Financial Officer